UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2010

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 15, 2010, the following proposals were submitted to the stockholders of Hansen Medical, Inc. (the “Company”) at its 2010 Annual Meeting of Stockholders (the “Annual Meeting”).

1.	To elect two directors to hold office until the 2013 Annual Meeting; and

2.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010.

The proposals were described in detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 30, 2010. Of the 37,539,916 shares eligible to vote as of the April 19, 2010 record date, 31,122,354 votes, or approximately 82.9% of the total shares outstanding, were represented at the meeting. The following are the final vote results along with a brief description of each proposal.

Proposal 1: Election of Directors: the following nominees received the highest number of “FOR” votes and, as a result, were elected to serve as directors for a term that will continue until the 2013 Annual Meeting.

Director	Votes For	Withheld	Broker Non-Votes
Kevin Hykes	17,183,371	168,217	13,770,766
James M. Shapiro	15,502,878	1,848,710	13,770,766

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm: the stockholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For	Against	Abstain	Broker Non-Votes
30,930,226	155,591	36,537	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: June 21, 2010	/S/ FREDERIC H. MOLL
Frederic H. Moll, M.D. Executive Chairman